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                                                                 EXECUTION COPY

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                  LIFE FINANCIAL HOME LOAN OWNER TRUST 1997-2
                  HOME LOAN ASSET BACKED NOTES, SERIES 1997-2
                  Class A-1, Class A-2, Class A-3, Class A-4,
                     Class M-1, Class M-2 and Class B Notes

                             UNDERWRITING AGREEMENT

                                                                August 25, 1997

BEAR, STEARNS & CO. INC.
As Underwriter
245 Park Avenue
New York, New York  10167

Dear Sirs:

         Bear Stearns Asset Backed Securities, Inc. (the "Depositor"), a Delaware corporation, has authorized the issuance and sale of Life Financial Home Loan Owner Trust 1997-2, Home Loan Asset Backed Notes in the series and classes, in the respective original principal amounts and with the designations set forth in Schedule A hereto (the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2 and Class B Notes, collectively, the "Notes"). Bear, Stearns & Co. Inc. (the "Underwriter") is purchasing all of the Notes at the prices set forth on Schedule A hereto.

         The Notes will be issued pursuant to an indenture, to be dated as of September 1, 1997 (the "Indenture"), between Life Financial Home Loan Owner Trust 1997-2 (the "Trust") and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"). The Depositor has also entered into a trust agreement, dated as of September 4, 1997 (the "Trust Agreement"), among the Depositor, as depositor, Life Investments Holdings, Inc., as the company ("Life Investments"), Wilmington Trust Company, as owner trustee (the "Owner Trustee"), and Norwest Bank Minnesota, National Association, as co-owner trustee (the "Co-Owner Trustee"). The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Notes are described more fully in Schedule A hereto and in a prospectus supplement furnished to you by the Depositor. The assets of the Trust will initially include, among other things, home loans to be transferred on the Closing Date (as defined herein) (the "Initial Loans") in an amount of approximately $95,000,000 as of


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the close of business on August 31, 1997 (the "Cut-Off Date") (the actual aggregate unpaid principal balance of the Initial Loans as of the Cut-Off Date, the "Original Pool Principal Balance") and such amounts as may be held by the Indenture Trustee in the Pre-Funding Account (the "Pre-Funding Account"), the Capitalized Interest Account (the "Capitalized Interest Account") and any other accounts held by the Indenture Trustee for the benefit of the Noteholders, all pursuant to a sale and servicing agreement, dated as of September 1, 1997 (the "Sale and Servicing Agreement") among the Trust, as issuer, the Depositor, as depositor, Life Savings Bank, Federal Savings Bank ("Life Bank"), as servicer, Life Investments, as transferor, and Norwest Bank Minnesota, National Association, as indenture trustee and co-owner trustee. On the Closing Date, approximately $30,000,000 (as adjusted pursuant to the immediately following sentence, the "Original Pre-Funded Amount") will be deposited in the name of the Indenture Trustee in the Pre-Funding Account. To the extent that the Original Pool Principal Balance is more or less than the amount set forth in the second preceding sentence, the Original Pre-Funded Amount will be decreased or increased by a corresponding amount provided that the amount of any such adjustment shall not exceed $6,250,000. It is intended that additional home loans satisfying the criteria specified in the Sale and Servicing Agreement (the "Subsequent Loans") will be purchased by the Trust for inclusion in the Trust from time to time on or before November 30, 1997 from funds on deposit in the Pre-Funding Account at the time of execution and delivery of each subsequent transfer agreement (each, a "Subsequent Transfer Agreement"). Funds in the Capitalized Interest Account will be applied by the Indenture Trustee and Co-Owner Trustee to cover shortfalls in interest during the Pre-Funding Period. Forms of the Indenture and the Sale and Servicing Agreement have been filed as exhibits to the Registration Statement (as hereinafter defined).

         The Notes are more fully described in the Registration Statement which the Depositor has furnished to the Underwriter. Capitalized terms used but not defined herein shall have the meanings given to them in the Sale and Servicing Agreement.

         Pursuant to a loan sale agreement, dated as of September 1, 1997 (the "Loan Sale Agreement") by and between Life Bank, as seller and servicer, and Life Investments, as purchaser, Life Bank will transfer to Life Investments all of Life Bank's right, title and interest in and to the unpaid principal balances of the Initial Loans as of the Cut-Off Date and the collateral securing each Initial Loan. Pursuant to a loan purchase agreement, dated as of September 1, 1997 (the "Loan Purchase Agreement" and together with the Loan Sale Agreement, the "Loan Sale and Purchase Agreements") by and between the Depositor, as depositor, and Life Investments, as transferor, Life Investments will transfer to the Depositor all of Life Investments' right, title

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and interest in and to the unpaid principal balances of the Initial Loans as of the Cut-Off Date and the collateral securing each Initial Loan. Pursuant to the Sale and Servicing Agreement, the Depositor will transfer to the Trust all such right, title and interest in and to the unpaid principal balances of the Initial Loans as of the Cut-Off Date and the collateral securing each Initial Loan.

        SECTION 1. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with you that:

        (a) A Registration Statement on Form S-3 (No. 333-26051) has (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriter. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; "Preliminary Prospectus" means each prospectus included in such Registration Statement, or amendments thereof, including a preliminary prospectus supplement which, as completed, is proposed to be used in connection with the sale of the Notes and any prospectus filed with the Commission by the Depositor with the consent of the Underwriter pursuant to Rule 424(a) of the Rules and Regulations; and "Prospectus" means the final prospectus dated June 24, 1997, as first supplemented by a prospectus supplement (the "Prospectus Supplement") relating to the Notes, to be filed with the Commission pursuant to paragraphs (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any


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        amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus or Prospectus. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as the Underwriter delivers to the Depositor pursuant to Section 8(d) hereof for filing on an Additional Materials 8-K (as defined below). The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

        (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by the Underwriter expressly for use therein. The only information furnished by the Underwriter or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(i) hereof.

        (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated

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        therein or necessary to make the statements therein not misleading; and
        any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation is made as to Computational Materials, Structural Term Sheets and Collateral Term Sheets (each as defined herein) deemed to be incorporated by reference in the Prospectus as the result of filing an Additional Materials 8-K (as defined below) pursuant to the terms hereof except to the extent such Computational Materials, Structural Term Sheets and Collateral Term Sheets reflect information furnished by the Depositor to the Underwriter.

        (d) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

        (e) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Loan Purchase Agreement, the Sale and Servicing Agreement and the Trust Agreement or any Subsequent Transfer Agreement and to cause the Notes to be issued.

        (f) There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before, or threatened by, any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) which assert the invalidity of this Agreement, the Loan Purchase Agreement, the Sale and Servicing Agreement, the Trust

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        Agreement, the Notes, or any Subsequent Transfer Agreement, (c) which seek to prevent the issuance of the Notes or the consummation by the Depositor of any of the transactions contemplated by the Sale and Servicing Agreement, the Loan Purchase Agreement, the Trust Agreement, this Agreement or any Subsequent Transfer Agreement, as the case may be, or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Sale and Servicing Agreement, the Loan Purchase Agreement, this Agreement, the Trust Agreement, the Notes or any Subsequent Transfer Agreement.

        (g) This Agreement has been, and the Sale and Servicing Agreement, the Loan Purchase Agreement, the Trust Agreement and each Subsequent Transfer Agreement, when executed and delivered as contemplated hereby and thereby, will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the Sale and Servicing Agreement, the Loan Purchase Agreement, the Trust Agreement and each Subsequent Transfer Agreement when executed and delivered as contemplated herein, will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

        (h) The execution, delivery and performance of this Agreement, the Sale and Servicing Agreement, the Loan Purchase Agreement, the Trust Agreement and any Subsequent Transfer Agreement by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Notes do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the


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        Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor.

        (i) The Depositor has no reason to believe that Deloitte & Touche LLP are not independent public accountants with respect to the Depositor as required by the Securities Act and the Rules and Regulations.

        (j) As of the Closing Date, the Notes, the Indenture and the Trust Agreement will conform in all material respects to the respective descriptions thereof contained in the Prospectus. As of the Closing Date, the Notes will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Indenture, and delivered to you against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Sale and Servicing Agreement. The Notes will not be "mortgage related securities," as such term is defined in the singular in the Exchange Act.

        (k) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance and the sale of the Notes to the Underwriter, or the consummation by the Depositor of the other transactions contemplated by this Agreement, the Sale and Servicing Agreement, the Loan Purchase Agreement, the Trust Agreement and any Subsequent Transfer Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriter or as have been obtained.

        (l) The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Depositor has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Depositor would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

        (m) At the time of execution and delivery of the Sale and Servicing Agreement, the Depositor will: (i) be the sole beneficial owner of the Initial Loans conveyed by the

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        Transferor, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively,

        "Liens"); (ii) not have assigned to any Person any of its right or title in the Initial Loans, in the Sale and Servicing Agreement or in the Notes being issued pursuant to the Indenture; and (iii) have the power and authority to sell its interest in the Initial Loans to the Trust and to sell the Notes to the Underwriter. Upon execution and delivery of the Sale and Servicing Agreement by the Trust, the Trust will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the Loans. Upon delivery to the Underwriter of the Notes, the Underwriter will have good title to the Notes, free and clear of any Liens.

        (n) At the time of execution and delivery of any Subsequent Transfer Agreement, the Depositor will: (i) be the sole beneficial owner of the Subsequent Loans conveyed by the Transferor, free and clear of any Liens; (ii) not have assigned to any Person any of its right or title in the Subsequent Loans, in the Sale and Servicing Agreement or in the Subsequent Transfer Agreement; and (iii) have the power and authority to sell the Subsequent Loans to the Trust. Upon execution and delivery of each Subsequent Transfer Agreement by the Trust, the Trust will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the related Subsequent Loans.

        (o) As of the Cut-Off Date, each of the Initial Loans will meet the eligibility criteria described in the Prospectus and will conform in all material respects to the descriptions thereof contained in the Prospectus.

        (p) As of any Subsequent Transfer Date, each of the Subsequent Loans will meet the eligibility criteria described in the Prospectus and will conform in all material respects to the descriptions thereof contained in the Prospectus.

        (q) Neither the Depositor nor the Trust created by the Trust Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

        (r) At the Closing Date, the Notes, the Sale and Servicing Agreement and the Indenture will conform in all material respects to the descriptions thereof contained in the Prospectus.

        (s) At the Closing Date, each of the Senior Notes will have been rated "AAA" by Standard & Poor's Ratings Services, a

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        division of The McGraw-Hill Companies, Inc. ("S&P"), and Fitch
        Investors Service, L.P. ("Fitch"), and "Aaa" by Moody's Investor Service ("Moody's"); the Class M-1 Notes "AA" by S&P and Fitch and "A"

        by Moody's; the Class M-2 Notes rated "A" by S&P and Fitch and "A2" by Moody's; and the Class B Notes rated "BBB+" by S&P and Fitch and "Baa2" by Moody's.

        (t) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Sale and Servicing Agreement, the Loan Purchase Agreement, the Trust Agreement and the Notes have been paid or will be paid at or prior to the Closing Date.

        (u) At the Closing Date, each of the representations and warranties of the Depositor set forth in the Sale and Servicing Agreement and the Loan Purchase Agreement will be true and correct in all material respects.

        Any certificate signed by an officer of the Depositor and delivered to the Underwriter or counsel for the Underwriter in connection with an offering of the Notes shall be deemed to be a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

        SECTION 2. Purchase and Sale. The commitment of the Underwriter to purchase the Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Indenture Trustee to issue the Notes and agrees to sell to the Underwriter, and the Underwriter agrees (except as provided in Section 10) to purchase from the Depositor the aggregate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2 and Class B Notes at the purchase price or prices set forth in Schedule A. The Underwriter may offer the Notes to certain dealers at such prices less a concession not in excess of the respective amounts set forth in Schedule A. The Underwriter may allow and such dealers may reallow a discount to certain dealers not in excess of the respective amounts set forth in Schedule A.

        SECTION 3. Delivery and Payment. Delivery of and payment for the Notes to be purchased by the Underwriter shall be made at the offices of Dewey Ballantine, 333 S. Hope Street, 33rd Floor, Los Angeles, California, or at such other place as shall be agreed upon by the Underwriter and the Depositor at 10:00 a.m. New York time on September 4, 1997 or at such other time or date as shall be agreed upon in writing by the Underwriter and the Depositor (such date being referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same

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day funds payable to the account of the Depositor. Delivery of the Notes shall be made to the Underwriter for the accounts of the Underwriter against payment of the purchase price thereof. The Notes shall be in such authorized denominations and registered in such names as the Underwriter may request in writing at least two business days prior to the Closing Date. The Notes will be made available for examination by the Underwriter no later than 2:00 p.m. New York time on the first business day prior to the Closing Date.

        SECTION 4. Offering by the Underwriter. It is understood that, subject to the terms and conditions hereof, the Underwriter proposes to offer the Notes for sale to the public as set forth in the Prospectus.

        SECTION 5. Covenants of the Depositor. The Depositor agrees as follows:

        (a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the availability of the Prospectus to the Underwriter and to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the Closing Date or any supplement to the Prospectus or any amended Prospectus has been filed prior to the Closing Date and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes to advise the Underwriter promptly of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus; (ii) the suspension of the qualification of the Notes for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, the

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        Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

        (b) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.


        (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time in connection with the offering or sale of the Notes, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriter and, upon the Underwriter's request, shall file such document and prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance.

        (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Underwriter, be required by the Securities Act or requested by the Commission.

        (e) The Depositor will (i) cause any Computational Materials or any Structural Term Sheet (each as defined below in this subsection) with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2 and Class B Notes which are delivered by the Underwriter to the Depositor to be filed with the Commission on Additional Materials 8-K (as defined below) at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the

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        Securities Act and (ii) cause any Collateral Term Sheet (as defined below in this subsection) with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2 and Class B Notes which are delivered by the Underwriter to the Depositor to be filed with the Commission on an Additional Materials 8-K within two business days after the date on which the Underwriter advises the Depositor that such Collateral Term Sheet was first used; provided, however, that the

        Depositor shall have no obligation to file any materials which, in the reasonable determination of the Depositor after consultation with the Underwriter, (x) are not required to be filed pursuant to the Kidder Letters and/or the PSA Letter (each as defined below) or (y) contain any erroneous information or untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Depositor shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Structural Term Sheets or Collateral Term Sheets provided by the Underwriter to the Depositor as aforesaid. For purposes of this subsection (e), (1) the term "Computational Materials" shall mean those materials delivered by the Underwriter to the Depositor within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") for which the filing of such material is a condition of the relief granted in such letters, (2) the terms "Structural Term Sheet" and "Collateral Term Sheet" shall mean those materials delivered by the Underwriter to the Depositor within the meaning of the no-action letter dated February 13, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter") for which the filing of such material on an Additional Materials 8-K is a condition of the relief granted in such letter and (3) the term "Additional Materials 8-K" shall mean a Current Report on Form 8-K used to file Computational Materials, Structural Term Sheets and/or Collateral Term Sheets.

        (f) To furnish the Underwriter and counsel for the Underwriter, prior to filing with the Commission, and to obtain the consent of the Underwriter for the filing of the following documents relating to the
        Notes: any (i) Preliminary Prospectus, (ii) amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or

        (iii) Prospectus pursuant to Rule 424 of the Rules and Regulations.

        (g) To make generally available to holders of the Notes as soon as practicable, but in any event not later than ninety (90) days after the close of the period covered thereby, a statement of earnings of the Trust (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Depositor, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.


        (h) To use its best efforts, in cooperation with the Underwriter, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriter may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that in connection therewith, the Depositor shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been so qualified.

        (i) Unless the Underwriter shall otherwise have given its written consent, no notes or pass-through certificates backed by home equity loans or other similar securities representing interest in or secured by other mortgage-related assets originated or owned by the Depositor, Life Bank or the Transferor shall be publicly offered or sold nor shall the Depositor, Life Bank or the Transferor enter into any contractual arrangements that contemplate the public offering or sale of such securities for a period of seven (7) business days following the commencement of the offering of the Notes to the public.

        (j) So long as the Notes shall be outstanding the Depositor shall furnish, or cause to be furnished to the Underwriter as soon as such statements are furnished to the Depositor; (i) the annual statement as to compliance delivered by the Servicer to the Depositor pursuant to
        Section 7.4 of the Sale and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Depositor pursuant to Section 7.5 of the Sale and Servicing Agreement; and (iii) the monthly statements furnished by the Indenture Trustee pursuant to Section 6.1 of the Sale and Servicing Agreement.

        (k) To apply the net proceeds from the sale of the Notes in the manner set forth in the Prospectus.

        SECTION 6. Conditions to the Underwriter's Obligations. The obligations of the Underwriter to purchase the Notes pursuant to this Agreement are subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Depositor herein contained; (ii) the performance by the Depositor of all of its obligations hereunder; and (iii) the following conditions as of the Closing Date:

        (a) The Underwriter shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

        (b) The Underwriter shall not have discovered and disclosed to the Depositor on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of the Underwriter and its counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        (c) All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Sale and Servicing Agreement, the Loan Purchase Agreement, the Trust Agreement, the Notes, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to the Underwriter and its counsel, and the Depositor shall have furnished to the Underwriter and its counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

        (d) You shall have received from in-house counsel of the Depositor or an affiliate of the Depositor, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

              (i) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Loan Purchase Agreement, the Sale and Servicing Agreement and the Trust Agreement, and to cause the Notes to be issued.

              (ii) The Depositor is not in violation of its certificate of incorporation or by-laws or to such counsel's knowledge in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor.

              (iii) This Agreement, the Sale and Servicing Agreement, the Loan Purchase Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Depositor and the Subsequent Transfer Agreements have been duly authorized, and when duly executed and delivered by the Depositor and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute, and in the case of any Subsequent Transfer Agreement will constitute, valid and binding obligations, enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

              (iv) The execution, delivery and performance of this Agreement, the Loan Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement and each Subsequent Transfer Agreement by the Depositor, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Notes to such counsel's knowledge do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, nor will such actions result in a violation of the provisions of the certificate of incorporation or by-laws of the Depositor or to such counsel's knowledge any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor.

              (v) The direction by the Depositor to the Owner Trustee or to Co-Owner Trustee to execute and direct the Indenture Trustee to authenticate and deliver the Notes have been duly authorized by the Depositor.

              (vi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Notes, the sale of the Notes to the Underwriter, or the consummation by the Depositor of the other transactions contemplated by this Agreement, the Loan Purchase Agreement, the Sale and Servicing Agreement and the Trust Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act or state securities or "blue sky" laws in connection with the purchase and distribution of the Notes by the Underwriter or as have been previously obtained.

              (vii) There are not, to such counsel's knowledge, any actions, proceedings or investigations pending with respect to which the Depositor has received service of process before, or threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which, if determined adversely to the Depositor, would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) which assert the invalidity of the Sale and Servicing Agreement, the Loan Purchase Agreement, the Trust Agreement or the Notes; (c) seeking to prevent the issuance of the Notes or the consummation by the Depositor of any of the transactions contemplated by the Sale and Servicing Agreement, the Loan Purchase Agreement, the Trust Agreement or this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Sale and Servicing Agreement, the Loan Purchase Agreement, the Trust Agreement, this Agreement or the Notes.

              (viii) The statements set forth in the Basic Prospectus under the captions "Summary of Terms -- Depositor" and "The Depositor" provide a fair and accurate summary of the matters addressed therein.

        (e) Dewey Ballantine shall have furnished to the Underwriter their written opinion, as special counsel to the Depositor, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:


              (i) The conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

              (ii) The Registration Statement and any amendments thereto have become effective under the Securities Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations.

              (iii) To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

              (iv) The statements set forth in the Basic Prospectus under the captions "Description of the Securities" and "The Agreements" and in the Prospectus Supplement under the captions "Description of the Notes" to the extent such statements purport to summarize certain provisions of the Notes, the Sale and Servicing Agreement, the Indenture, and the Trust Agreement are fair and accurate in all material respects.

              (v) The statements set forth in the Prospectus under the captions "ERISA Considerations" and "Certain Material Federal Income Tax Consequences" and in the Prospectus

              Supplement under the captions "ERISA Considerations" and "Certain Federal Income Tax Consequences," to the extent that they constitute matters of federal law, provide a fair and accurate summary of such law or conclusions.

              (vi) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and neither the Depositor nor the Trust is required to be registered under the 1940 Act, as amended.


              (vii) Neither the Depositor nor the Trust is an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

              (viii) The Notes, when executed, authenticated and delivered in accordance with the Trust Agreement and the Indenture, will be validly issued, will be entitled to the benefits of the Indenture and will conform to the description thereof contained in the Prospectus.

        Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that no facts have come to the attention of such counsel which lead them to believe that: (a) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to financial or statistical data contained in the Registration Statement); or (b) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

        (f) The Underwriter shall have received the favorable opinion, dated the Closing Date, of Dewey Ballantine, special counsel to the Depositor, addressed to the Depositor and satisfactory to Moody's Investors Service ("Moody's"), Fitch Investors Service, L.P. ("Fitch") and the Underwriter, with respect to certain matters relating to the transfer of the Initial Loans, together with amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account, from the Depositor to the Trust, and such counsel shall have consented to the reliance on such opinion by Moody's, Fitch and the Underwriter as though such opinion had been addressed to each such party.

        (g) Muldoon, Murphy & Faucette, special counsel to the Transferor and Life Bank, shall have furnished to the Underwriter their written opinion, addressed to the Underwriter and the Depositor and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

              (i) The Transferor has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has duly authorized all actions contemplated hereby to be taken by it.


              (ii) The Transferor has full power and authority to serve in the capacity of transferor of the Loans and to transfer the Loans to the Depositor as contemplated in the Loan Purchase Agreement.

              (iii) Life Bank has been duly chartered and is validly existing and in good standing as a federal savings bank under the laws of the United States and has duly authorized all actions contemplated hereby to be taken by it.

              (iv) Life Bank has full power and authority to transfer the Loans to the Transferor as contemplated in the Loan Sale Agreement and to serve in its capacity as servicer of the Loans as contemplated in the Sale and Servicing Agreement.

              (v) The Sale and Servicing Agreement, the Sale Agreement, the Loan Purchase Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Transferor or Life Bank, as applicable, and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, constitute the legal, valid and binding agreements of the Transferor or Life Bank, as applicable, enforceable against the Transferor or Life Bank, as applicable, in accordance with their terms respective, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion, with respect to such remedies, of the court before which any proceedings with respect thereto may be brought.

              (vi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Transferor or Life Bank is required for the consummation by the Transferor or Life Bank, as applicable, of the transactions contemplated by the Sale and Servicing Agreement, the Loan Sale Agreement, the Loan Purchase Agreement and the Trust Agreement, except such consents, approvals, authorizations, registrations and qualifications as have been obtained.

              (vii) Neither (A) the execution, delivery or performance by the Transferor of the Sale and Servicing Agreement, the Loan Purchase Agreement or the Trust Agreement and the transactions contemplated therein including the transfer of the Initial Loans by the Transferor to the Depositor pursuant to the Loan Purchase Agreement, nor (B) the execution, delivery or performance by Life Bank of the Sale and Servicing Agreement or the Loan Sale Agreement and the transactions contemplated therein, including the transfer of the Initial Loans by Life Bank to the Transferor
              (1) conflict with or result in a breach of, or constitute a default under, (a) any term or provision of the formation documents of the Transferor or Life Bank, as applicable; (b) any term or provision of any material agreement, deed of trust, mortgage loan agreement, contract, instrument or indenture, or other agreement to which the Transferor or Life Bank, as applicable, is a party or is bound or to which any of the property or assets of the Transferor or Life Bank, as applicable, or any of its subsidiaries is subject; (c) to the best of such firm's knowledge without independent investigation any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Transferor or Life Bank, as applicable; or (d) any law, rule or regulations applicable to the Transferor or Life Bank, or (B) to the best of such firm's knowledge without independent investigation, results in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate.

              (viii) Each Subsequent Transfer Agreement at the time of its execution and delivery will be sufficient to convey all of the Transferor's right, title and interest in the Subsequent Loans to the Trust and following the consummation of the transaction contemplated by each Subsequent Transfer Agreement, the transfer of the Subsequent Loans by the Transferor to the Trust will be a sale thereof.

              (ix) There are, to the best of such counsel's knowledge without independent investigation, no actions, proceedings or investigations pending with respect to which the Transferor or Life Bank, as applicable, has received service of process before, or threatened against the Transferor or Life Bank, as applicable, by any court, administrative agency or other tribunal (a) contesting the validity of the Sale and Servicing Agreement, the Loan Sale Agreement, the Loan Purchase Agreement, the Trust Agreement or the Notes, (b) seeking to prevent the consummation of any of the transactions contemplated by the Sale and Servicing Agreement or
              (c) which would materially and adversely affect the performance by the Transferor or Life Bank, as applicable, of its obligations under, or the validity or enforceability of, the Sale and Servicing Agreement, the Loan Sale Agreement, the Loan Purchase Agreement, or the Trust Agreement.


Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that facts have come to the attention on such counsel which had thereto believe that the information contained in the Prospectus Supplement under the headings "SUMMARY--Servicer," "--Company", "Life Financial Corp." and "Life Savings Bank, Federal Savings Bank", as of its date and on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

        (h) The Underwriter shall have received the favorable opinion, dated the Closing Date, of Muldoon, Murphy & Faucette, special counsel to the Transferor and Life Bank, addressed to the Transferor and satisfactory to Moody's, Fitch and the Underwriter, with respect to certain matters relating to (i) the transfer of the Initial Loans from Life Bank to the Transferor and (ii) the transfer of the Initial Loans, together with amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account, from the Transferor to the Depositor, and such counsel shall have consented to the reliance on such opinion by Moody's, Fitch and the Underwriter as though such opinion had been addressed to each such party.

        (i) The Underwriter shall have received the favorable opinion of counsel to the Trust and the Owner Trustee, dated the Closing Date, addressed to the Underwriter and in form and scope satisfactory to the Underwriter and counsel to the Underwriter, to the effect that:

              (i) The Owner Trustee is a banking corporation, duly incorporated and validly existing under the laws of the State of Delaware and has the power and authority to enter into, and to take all action required of it under, the Trust Agreement and the Indenture.

              (ii) Each of the Trust Agreement, the Sale and Servicing Agreement and the Indenture Agreement has been duly authorized, executed and delivered by the Trust or the Owner Trustee, as applicable, and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding obligation of the Trust or the Owner Trustee, as the case may be, enforceable against the Trust or the Owner Trustee, as the case may be, in accordance with their respective terms, subject, as to enforceability, to limitations of bankruptcy, insolvency, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to general principles of equity.

              (iii) The Notes have been duly authorized and executed by the Trust, and when duly authenticated pursuant to the Indenture and delivered to and paid for by the purchasers thereof, will be legal, valid and binding obligations of the Trust, enforceable against the Trust, in accordance with their terms, and will be entitled to the benefits of the Indenture.

              (iv) The execution and delivery by the Owner Trustee of the Sale and Servicing Agreement and the performance by the Owner Trustee of its terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of Delaware governing the banking or trust powers of the Trustee or (B) the charter or by-laws of the Trustee.

              (v) No approval, authorization, or other action by, or filing with, any governmental authority of the United States of America or the State of Delaware having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Owner Trustee of the Sale and Servicing Agreement, or the performance by the Owner Trustee of the transactions contemplated by the Sale and Servicing Agreement.

        (j) The Underwriter shall have received the favorable opinion of counsel to the Indenture Trustee and Co-Owner Trustee, dated the Closing Date, addressed to the Underwriter and in form and scope satisfactory to the Underwriter and counsel to the Underwriter, to the effect that:

              (i) The Indenture Trustee and Co-Owner Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

              (ii) The Indenture Trustee is duly eligible and qualified to act as Indenture Trustee under the Indenture and the applicable provisions of the Trust Indenture Act of 1934, as amended.

              (iii) The Co-Owner Trustee is duly eligible and qualified to act as Co-Owner Trustee under the Trust Agreement.

              (iv) Each of the Trust Agreement, the Sale and Servicing Agreement and the Indenture has been authorized, executed and delivered by the Indenture Trustee or the Co-Owner Trustee, as applicable, and assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding agreement of the Indenture Trustee or Co-Owner Trustee, as applicable, enforceable against the Indenture Trustee or Co-Owner Trustee, as applicable, in accordance with their respective terms.

              (v) The Notes have been duly and validly authenticated by the Indenture Trustee and delivered upon the order of the Trust.

              (vi) Neither the execution and authentication of the Notes by the Indenture Trustee nor the execution, delivery and performance of the Indenture and the Sale and Servicing Agreement by the Indenture Trustee or Co-Owner Trustee, as applicable, conflict with or result in a violation of (A) any law or regulation of the United States of America giving the banking or trust powers of the Indenture Trustee and Co-Owner Trustee, or (B) the articles of association of the Indenture and Co-Owner Trustee.

              (vii) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America having jurisdiction over the banking or trust powers of the Indenture Trustee and Co-Owner Trustee is required in connection with the authentication and delivery of the Notes by the Indenture Trustee and the execution and delivery by the Indenture Trustee or Co-Owner Trustee, as applicable, of the Indenture and the Sale and Servicing Agreement or the performance by the Indenture Trustee or Owner Trustee, as applicable, of the transactions contemplated by the Indenture or the Sale and Servicing Agreement.

        (k) The Underwriter shall have received the favorable opinion or opinions, dated the date of the Closing Date, of counsel for the Underwriter, with respect to the enforceability of this Agreement and such other related matters as the Underwriter may reasonably require.

        (l) Each of the Depositor and the Transferor shall have furnished to the Underwriter a certificate, dated the Closing Date and signed by the Chairman of the Board, the President or a Vice President of the Depositor and the Transferor, respectively, stating as it relates to each such entity:

              (i) The representations and warranties made by the Depositor and the Transferor, as applicable, in this Agreement, the Sale and Servicing Agreement (excluding the representations and warranties relating to the Home Loans) and the Loan Purchase Agreement, as applicable, are true and correct as of the Closing Date; and each of the Depositor and the Transferor has complied with all agreements contained herein which are to have been complied with on or prior to the Closing Date.

              (ii) Nothing has come to his or her attention that would lead such officer to believe that the Registration Statement or the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

              (iii) There has been no amendment or other document filed affecting the Certificate of Incorporation or by-laws of the Depositor since ____________ or the Certificate of Incorporation or by-laws of the Transferor since September 2, 1997 and no such amendment has been authorized. No event has occurred since August 29, 1997 which has affected the good standing of such entities under the laws of the State of Delaware.

              (iv) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of such entities from June 30, 1997.

        In addition to the foregoing, the certificate of the Transferor shall state that the representations and warranties set forth in Sections 1(d), (e), (f), (g), (h), (l), (m), (p) and (q) hereof are made by the Transferor (modified where applicable to refer to the Transferor) instead of the Depositor and are true as to the Transferor as though such representations and warranties were fully set forth in such certificate.

        (m) The Owner Trustee and the Indenture Trustee and Co-Owner Trustee, as applicable, shall have furnished to the Underwriter a certificate of the Trustee, signed by one or more duly authorized officers of such entities, dated the Closing Date, as to the due authorization, execution and delivery of the Sale and Servicing Agreement by the Owner Trustee and the Indenture Trustee and Co-Owner Trustee and the Indenture by the Indenture Trustee and the acceptance by the Owner Trustee and Co-Owner Trustee and by the Indenture Trustee, as applicable, of the respective trusts created thereby and the due authentication and delivery of the Notes by the Trustee thereunder and such other matters as the Underwriter shall reasonably request.

        (n) The Depositor shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably have requested not less than three full business days prior to the Closing Date.


        (o) Prior to the Closing Date, Dewey Ballantine shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Depositor in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

        (p) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it in each of the instances set forth in clauses (i), (ii), (iii) and (iv) herein, in the reasonable judgment of the Underwriter, impractical or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

        (q) The Underwriter shall have received from Deloitte & Touche LLP, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and its counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement agrees with the records of the Transferor and Life Bank excluding any questions of legal interpretation. The Underwriter shall have received from Deloitte & Touche, LLP, a letter dated the Closing Date and satisfactory in form and substance to the Underwriter and its counsel, confirming as of such date the information set forth in the letter provided pursuant to this clause (q).


        If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

        SECTION 7. Payment of Expenses. The Depositor agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(h) hereof and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (f) any fees charged by securities rating services for rating the Notes; and (g) all other costs and expenses incident to the performance of the obligations of the Depositor (including costs and expenses of your counsel); provided that, except as provided in this
Section 7, the Underwriter shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriter, and the Underwriter shall pay the cost of any accountants' comfort letters relating to any Computational Materials, Structural Term Sheets or Collateral Term Sheets (each as defined in Section 5(e) hereof).

        If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 10, the Depositor shall cause the Underwriter to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of Brown & Wood LLP, counsel for the Underwriter.

        SECTION 8. Indemnification and Contribution. (a) The Depositor agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which the Underwriter or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or
(iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse the Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, or any amendment thereof or supplement thereto, or the Registration Statement, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of the Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Depositor may otherwise have to the Underwriter or any controlling person of the Underwriter. The only information furnished by the Underwriter or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(i) hereof.

        (b) The Underwriter agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or

(iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of the Underwriter specifically for inclusion therein, and shall reimburse the Depositor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Depositor or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Depositor or any such director, officer or controlling person. The only information furnished by the Underwriter or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus is described in
Section 8(i) hereof.

        (c) Promptly after receipt by any indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.

        If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

        Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriter, if the indemnified parties under this Section 8 consist of the Underwriter or any of its controlling persons, or the Depositor, if the indemnified parties under this Section 8 consist of the Depositor or any of the Depositor's directors, officers or controlling persons.

        Each indemnified party, as a condition of the indemnity agreements contained in Section 8(a) and (b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

        Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

        (d) The Underwriter agrees to provide the Depositor for filing with the Commission on an Additional Materials 8-K (i) no later than two (2) Business Days prior to the day on which the Prospectus Supplement is required to be filed pursuant to Rule 424 with a copy of any Computational Materials and

Structural Term Sheets (each as defined in Section 5(e) hereof) distributed by the Underwriter and (ii) no later than one (1) business day after first use with a copy of any Collateral Term Sheets (as defined in Section 5(e) hereof) distributed by the Underwriter.

        (e) The Underwriter agrees, assuming all Transferor-Provided Information (as defined in Section 8(g)) is accurate and complete in all material respects, to indemnify and hold harmless the Depositor, each of the Depositor's officers and directors and each person who controls the Depositor within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials, Structural Term Sheets and Collateral Term Sheets provided by the Underwriter and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this Section 8(e) shall be in addition to any liability which the Underwriter may otherwise have.

        The procedures set forth in Section 8(c) shall be equally applicable to this Section 8(e).

        (f) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (e) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriter on the other from the offering of the related Notes or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

        The relative benefits of the Underwriter and the Depositor shall be deemed to be in such proportion as the total net proceeds from the offering

(before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the related Underwriter from time to time in negotiated sales of the related Notes.

        The relative fault of the Underwriter and the Depositor shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

        The Depositor and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were to be determined by pro rata allocation (even if the Underwriter were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(f) shall be deemed to include, for purposes of this Section 8(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

        For purposes of this Section 8, in no case shall the Underwriter be responsible for any amount in excess of (x) the amount received by the Underwriter in connection with its resale of the Notes over (y) the amount paid by the Underwriter to the Depositor for the Notes by the Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (g) For purposes of this Section 8 the terms "Computational Materials", "Structural Term Sheets" and "Collateral Term Sheets" mean such portion, if any, of the information delivered to the Depositor by the Underwriter pursuant to Section 8(d) for filing with the Commission on an Additional Materials 8-K as:

             (i) is not contained in the Prospectus without taking into account information incorporated therein by reference through an Additional Materials 8-K; and

             (ii)  does not constitute Transferor-Provided
         Information.

"Transferor-Provided Information" means the information and data set forth on any computer tape (or other electronic or printed medium) furnished to the

Underwriter by or on behalf of the Transferor concerning the assets comprising the Trust.

        (h) The Transferor agrees to indemnify each indemnified party referred to in Section 8(a) hereof with respect to Transferor-Provided Information to the same extent as the indemnity granted under such section. The procedures set forth in Section 8(c) shall be equally applicable to this Section 8(h).

        (i) The Underwriter confirms that the information set forth in the fourth and sixth paragraphs of page i of the Prospectus Supplement, the information regarding the Underwriter set forth under the caption "Method of Distribution" in the Prospectus Supplement and the Computational Materials, Structural Term Sheets and Collateral Term Sheets (excluding in each case Transferor-Provided Information) are correct, and the parties hereto acknowledge that such information constitutes the only information furnished in writing by or on behalf of the

Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus.

        SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling persons thereof, or by or on behalf of the Depositor and shall survive delivery of any Notes to the Underwriter.

        SECTION 10. Termination of Agreement. The Underwriter may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date if any of the events or conditions described in
Section 6(r) of this Agreement shall occur and be continuing. In the event of any such termination, the covenant set forth in Section 5(g), the provisions of
Section 7, the indemnity agreement set forth in Section 8, and the provisions of Sections 9 and 15 shall remain in effect.

        SECTION 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

        A. if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 Attention:
        Asset Backed Securities Group (Fax:  212-272-7294);

        B. if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to care of Bear Stearns
        Asset Backed Securities, Inc., 245 Park Avenue, 4th Floor,

        New York, New York  10167, Attention:  Chief Counsel (Fax:
        212-272-4095);

        SECTION 12. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Depositor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act, and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        SECTION 13. Survival. The respective indemnities, representations, warranties and agreements of the Depositor and the Underwriter contained in this Agreement, or made by or on behalf of them, respectively, pursuant to the shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        SECTION 14. Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange is open for trading.

        SECTION 15. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law rules thereof.

        The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

        SECTION 16. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        SECTION 17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement between the Depositor and the Underwriter, please indicate your acceptance in the space provided for the purpose below.

                                             Very truly yours,

                                             BEAR STEARNS ASSET BACKED
                                               SECURITIES, INC.

                                             By: /s/ Jonathan Lieberman
                                                 -----------------------------
                                             Name:  Jonathan Lieberman
                                             Title: Vice President

CONFIRMED AND ACCEPTED, as
 of the date first above written:

BEAR, STEARNS & CO. INC.
  Acting on its own behalf and
  the Underwriter referred to in
  the foregoing Agreement

By: /s/ Jonathan Lieberman
    ------------------------------
Name:  Jonathan Lieberman
Title: Vice President

                                   SCHEDULE A

                      Home Loan Asset Backed Notes, 1997-2

                    Class A-1 6.71% Loan Asset Backed Notes

Principal               Price to Public                  Underwriting Discount
---------               ---------------                  ---------------------
$29,390,000             99.99519%                        0.2000%


                    Class A-2 6.74% Loan Asset Backed Notes

Principal               Purchase Price                   Underwriting Discount
---------               ---------------                  ---------------------
$32,110,000             99.99242%                        0.3000%


                       Class A-3 6.96% Loan Asset Backed

Principal               Purchase Price                   Underwriting Discount
---------               ---------------                  ---------------------
$11,710,000             99.99162%                        0.3500%


                    Class A-4 7.45% Loan Asset Backed Notes

Principal               Purchase Price                   Underwriting Agreement
---------               ---------------                  ---------------------
$16,510,000             99.96272%                        0.4500%


                    Class M-1 7.58% Loan Asset Backed Notes

Principal               Purchase Price                   Underwriting Agreement
---------               ---------------                  ---------------------
$13,610,000             99.95129%                        0.5500%


                    Class M-2 7.73% Loan Asset Backed Notes

Principal               Purchase Price                   Underwriting Agreement
---------               ---------------                  ---------------------
$11,140,000             99.96949%                        0.6500%

                     Class B 7.98% Loan Asset Backed Notes

Principal               Purchase Price
---------               ---------------
$ 9,280,000             99.99991%                        0.8250%



                        Selling                   Reallowance
Class                   Concession                Discount
-----                   ----------                --------
A-1                     0.1000%                   0.0700%
A-2                     0.1500%                   0.1250%
A-3                     0.1750%                   0.1250%
A-4                     0.2250%                   0.1250%
M-1                     0.2750%                   0.2000%
M-2                     0.3250%                   0.2500%
B                       0.4125%                   0.3000%